UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 20, 2006

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53041
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

As previously disclosed, on October 23, 2006 Magnetek, Inc. (the “Company”) completed a significant step in transitioning from a custom components manufacturer to a systems integrator by selling its power electronics group to Power-One, Inc.  Due to the divestiture of its facilities in California, the Company moved its corporate headquarters to Menomonee Falls, Wisconsin.  A new lease was entered into on November 20, 2006, by and between the Company as Tenant and W.C. Bradley Co., as Landlord, for office space and manufacturing operations (the “Lease”), and the leased space for manufacturing operations was expanded by amendment of the Lease on April 5, 2007 (“Lease Amendment”).  A Current Report on Form 8-K was not filed for the Lease or Lease Amendment due to an administrative oversight.

The Lease is a net lease, and the term is seven years and six months for the initial term, with an option to renew for two renewal periods of three years each.  The leased premises consists of approximately 44,095 square feet, with the initial monthly base rental payment of $9,094.59 and additional rental payments for operating expenses, park expenses and taxes.   The Lease also contains a Tenant expansion clause, which was exercised by the Company in April of 2007, and the leased premises was increased by an additional 26,612 square feet.  The Lease Amendment established the initial base monthly rent at $19,074.09 and also provided for an allowance of a maximum of $160,000 for certain construction work to be performed by the Company.  The copies of the Lease and Lease Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the downsizing of the Company resulting from the sale to Power-One, Inc., on December 15, 2006, the Board of Directors (the “Board”) of the Company amended Section 1(a) of Article III of the Company’s Bylaws to reduce the minimum number of Directors that must be on the Company’s Board from five to three and to reduce the maximum number of Directors that can be on the Company’s Board from nine to five.  A Current Report on Form 8-K disclosing the Bylaw amendment was not filed in December 2006 due to an administrative oversight.

A copy of the amended Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1	Magnetek, Inc. Bylaws, amended as of December 15, 2006

10.1	Industrial Building Lease (Net), dated November 20, 2006

10.2	Amendment of Industrial Building Lease (Net), dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2007

MAGNETEK, INC.

	/s/	David Reiland
	By:	David Reiland
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Magnetek, Inc. Bylaws, amended as of December 15, 2006

10.1	Industrial Building Lease (Net), dated November 20, 2006

10.2	Amendment of Industrial Building Lease (Net), dated April 5, 2007